EXHIBIT 99.1

Contact:
Laurie Little
Sr. Director, Investor Relations
(949) 743-9216
Spectrum Pharmaceuticals Completes $42 Million Public
Offering with Leading Biotech Institutional Investors
     IRVINE, Calif., September 19, 2005 – Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) today announced that it has raised approximately $42 million through the issuance of approximately 8 million shares of its common stock at a price of $5.25 per share. In addition, purchasers of the common stock received six-year warrants to purchase up to approximately 4 million shares of the Company’s common stock at an exercise price of $6.62 per share. The shares of common stock and warrants were issued pursuant to an effective shelf registration statement.
     Rodman and Renshaw LLC acted as the exclusive placement agent for the offering. The net proceeds from the offering realized by the Company will be used for general corporate purposes.
     “This financing reinforces our balance sheet, providing sufficient cash to fund our current operations and clinical development initiatives and to continue executing on our business strategy,” stated Rajesh C. Shrotriya, M.D., Chairman, Chief Executive Officer and President. “We are pleased to welcome the addition of several new leading biotech investors to our stockholder base and to realize continued support from our long-term investors.”
About Spectrum Pharmaceuticals
     Spectrum Pharmaceuticals is a specialty pharmaceutical company engaged in the business of acquiring, developing and commercializing prescription drug products for the treatment of cancer and other unmet medical needs. By leveraging its operational flexibility and regulatory proficiency, and using the extensive research and development capabilities of its strategic alliance partners, Spectrum has built a diversified portfolio of proprietary and generic drug products in various stages of development and regulatory approval. For more information, please visit our website at www.spectrumpharm.com.
Forward-looking statements

     This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, the Company’s operational flexibility and regulatory proficiency, the extensive research and development capabilities of the Company’s strategic alliance partners, that the net proceeds from the offering realized by the Company will be used for general corporate purposes, will provide sufficient cash to fund the Company’s current operations and clinical development initiatives to continue executing on our business strategy and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that we may incur large unanticipated expenses, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission.
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